EXHIBIT 21

AVON PRODUCTS, INC. AND SUBSIDIARIES

The following list includes companies that were owned directly or indirectly by Avon Products, Inc., a New York corporation, as of December 31, 2006. The list includes all subsidiaries.

Subsidiary	Jurisdiction of Incorporation or Organization
“Avon Cosmetics Albania” Shpk	Albania
Cosmeticos Avon S.A.C.I.	Argentina
Avon Cosmetics (Australia) Pty. Limited	Australia
Avon Products Pty. Limited	Australia
Avon Cosmetics Vertriebsgesellschaft m.b.h	Austria
Arlington Limited	Bermuda
Avon International (Bermuda) Ltd.	Bermuda
Stratford Insurance Company, Ltd.	Bermuda
Avon Holdings Ltd.	Bermuda
Productos Avon (Bolivia) Ltda.	Bolivia
Avon Cosmetics BiH D.O.O.	Bosnia
Avon Cosmeticos, Ltda.	Brazil
Avon Industrial Ltda.	Brazil
Avonprev – Sociedade de Previdencia Privada	Brazil
Avon Cosmetics Bulgaria Eood	Bulgaria
Avon Canada, Inc.	Canada
Avon Colombia Holdings I	Cayman
Avon Colombia Holdings II	Cayman
Avon International Holdings Co.	Cayman
Avon Egypt Holdings I	Cayman
Avon Egypt Holdings II	Cayman
Avon Egypt Holdings III	Cayman
Cosmeticos Avon S.A.	Chile
Avon Products (China) Co. Ltd.	China
Avon Manufacturing (Guangzhou) Ltd.	China
Avon Management (Shanghai) Co. Ltd	China
Avon Colombia Ltda.	Colombia
Avon Kosmetika d.o.o.	Croatia
Avon Cosmetics, spol. s r.o.	Czech Republic
Avon Capital Corporation	Delaware
Avon International Operations, Inc.	Delaware
Avon-Lomalinda, Inc.	Delaware
Avon (Windsor) Limited	Delaware
Manila Manufacturing Company	Delaware
Surrey Leasing, Limited	Delaware
Surrey Products, Inc.	Delaware
Retirement Inns of America, Inc.	Delaware
Avon Pacific, Inc.	Delaware
Avon Aliada LLC	Delaware
Avon Land Development Corp.	Delaware
Avon Component Manufacturing, Inc.	Delaware
Productos Avon S.A.	Dominican Republic
Productos Avon Ecuador S.A.	Ecuador
Productos Avon, S.A.	El Salvador

Avon Eesti OÜ	Estonia
Avon Cosmetics Finland OY	Finland
Avon S.A.S.	France
Avon Cosmetics GmbH	Germany
Avon Cosmetics (Greece) MEPE	Greece
Productos Avon de Guatemala, S.A.	Guatemala
Avon Export Limitada	Guatemala
Productos Avon, S.A. DE C.V.	Honduras
Avon Cosmetics (FEBO) Limited	Hong Kong
Avon Holdings Vagyonkezeló Kft	Hungary
Avon Cosmetics Hungary KFT	Hungary
Avon Service Center, Inc.	Illinois
Avon Beauty Products India PVT. LTD.	India
PT Avon Indonesia	Indonesia
Albee Dublin Finance Company	Ireland
Avon Limited	Ireland
Avon Cosmetics S.r.l. a Socio Unico	Italy
Avon Products Company Limited	Japan
Live and Life Company Limited	Japan
LLP Avon Cosmetics (Kazakhstan) Limited	Kazakhstan
“Avon Cosmetics” LLC	Kyrgyzstan
Avon Cosmetics SIA	Latvia
Avon Cosmetics UAB	Lithuania
Avon Luxembourg Holdings S.a.r.l.	Luxembourg
Avon Cosmetics DOOEL – Skopje	Macedonia
Avon Cosmetics (Malaysia) Sdn Bhd	Malaysia
Maximin Corporation Sdn Bhd	Malaysia
Avon Asia Holdings Co.	Mauritius
Avon Cosmetics, S.A. de C.V.	Mexico
Avonova, S. A. de C.V.	Mexico
Avon Cosmetics Manufacturing S. de R.L. de C.V.	Mexico
M.I. Holdings, Inc.	Missouri
Avon Cosmetics (Moldova) S.R.L.	Moldova
Avon Beauty Products, SARL	Morocco
Avon Netherlands Holdings BV	Netherlands
Avon Americas, Ltd.	New York
Avon Overseas Capital Corporation	New York
California Perfume Company, Inc.	New York
Avon Cosmetics Limited	New Zealand
Productos Avon de Nicaragua, S.A.	Nicaragua
Productos Avon S.A.	Panama
Productos Avon S.A	Peru
Avon Cosmetics, Inc.	Philippines
Avon Products Mfg., Inc.	Philippines
Beautifont Products, Inc.	Philippines
Mirabella Realty Corporation	Philippines
Avon Cosmetics Polska Sp. z o.o.	Poland
Avon Operations Polska Sp. z o.o.	Poland
Avon EMEA Finance Service Centre Sp. z o.o.	Poland
Avon Cosmeticos, Lda.	Portugal
Avon Cosmetics (Romania) S.R.L	Romania
Avon Beauty Products Co. (ABPC) Russia	Russia
Avon Cosmetics SCG d.o.o. Beograd	Serbia

Avon Cosmetics, Spol. s r.o.	Slovak Republic
Avon Kosmetika D.O.O.	Slovenia
Justine/Avon (PTY.) Ltd.	South Africa
Avon Products, Ltd	South Korea
Avon Cosmetics S.A.	Spain
Beauty Products Holding SL	Spain
Viva Cosmetics Holding GmbH	Switzerland
Avon Cosmetics (Taiwan) Ltd.	Taiwan
Avon Cosmetics (Thailand) Ltd.	Thailand
Avon Kosmetik Urunleri Sanayi ve Ticaret A.S	Turkey
Avon Cosmetics (Ukraine)	Ukraine
Avon UK Holdings Limited	United Kingdom
Avon Cosmetics Export Limited	United Kingdom
Avon Cosmetics Limited	United Kingdom
Avon European Holdings Limited	United Kingdom
Avon Fashions (UK) Limited	United Kingdom
Avon Cosmetics Ireland Limited	United Kingdom
Avon European Financial Services Limited	United Kingdom
Cosmeticos Avon De Uruguay S.A.	Uruguay
Avon Cosmetics Vietnam, Ltd.	Vietnam
Avon Cosmetics de Venezuela, C.A.	Venezuela